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         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934


Filed by the Registrant / /

Filed by a Party other than the Registrant /X/

Check the appropriate box:


/ /  Preliminary Proxy Statement

/ /  Definitive Proxy Statement

/ /  Definitive Additional Materials

/X/  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                               ONBANCorp, Inc.
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               (Name of Registrant as Specified In Its Charter)

                               Seymour Holtzman
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                  (Name of Person(s) Filing Proxy Statement)


Payment of filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

/X/ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
            Common Stock, par value $1.00 per share
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     (2)  Aggregate number of securities to which transaction applies:
            Not Applicable
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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
            Not Applicable
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     (4)  Proposed maximum aggregate value of transaction:
            Not Applicable
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/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:
            Seymour Holtzman
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     (4)  Date Filed:
            November 5, 1996
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-----------
Set forth the amount on which the filing fee is calculated and state how it was determined.

                                                    (Bulletin No. 150, 4-09-93)
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The cartoon on the following page was a newspaper advertisement that ran in The
Times Leader in Wilkes-Barre, Pennsylvania on November 3, 1996.
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                          Description of Cartoon


Cartoon depicting seven pigs sitting in a room around a board table. On the room's door there is the following inscription, "Offbancorp Board of Directors." A pig sitting on the left side of the board tables states, "Mr. Chairman, I think we have a problem! Several shareholder proposals were passed with over 5 million votes. What Should we do??" A pig on the right of the board table responds, "Forget the Shareholders... This is our piggy Bank!! Tell our lawyers to find a loophole to deny the vote!"

On the bottom of the cartoon the following footer appears: "Committee In Support of Directors Who Will Sell ONBANCorp., Inc. The Participant Seymour Holtzman directly or beneficially owns a total of 211,839 shares of Common Stock."